UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 9, 2005

STARMED GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-33153	52-2220728
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2029 Century Park East, Suite 1112, Los Angeles, CA	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 310-226-2555

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02         Unregistered Sales of Equity Securities

On December 9, 2005, we sold an aggregate of 3,302,000 units of our securities to 44 accredited investors in an offering exempt from registration under the Securities Act of 1933, as amended, in reliance on exemptions provided by Section 4(2) and Rule 506 of Regulation D of the Securities Act. Each unit was sold for a purchase price of $.25, and consisted of one share of our common stock and one redeemable five year common stock purchase warrant, exercisable at $1.00 per share, which resulted in the issuance by us of an aggregate of 3,302,000 shares of common stock and common stock purchase warrants to purchase an additional 3,302,000 shares of our common stock. We received gross proceeds of $825,500.

Subject to certain conditions, from the date the warrants are issued until 30 days prior to the expiration date of the warrants, we may require warrant holders to exercise or forfeit their warrants, provided that (i) the closing price for our common stock is at least $1.50 per share for 20 consecutive trading days and (ii) trading volume in our common stock exceeds 150,000 shares per day for each trading day during such twenty day period. For one year following the date of issuance, we are obligated to issue additional shares of our common stock to purchasers of the units, to protect them against dilution, in the event that we issue shares of our common stock during such one year period at less than $.25 per share. In addition, the warrants contain customary anti-dilution adjustments in the event of stock splits and reorganizations, as well as in the event we issue shares of our common stock at less than the warrant exercise price.

Joseph Stevens & Company, Inc. acted as placement agent for us in this offering. As compensation for their services we paid Joseph Stevens & Company, Inc. a commission equal to 10% of the gross proceeds from the offering ($82,500) and a non-accountable expense allowance equal to 3% of the gross proceeds ($24,765), and agreed to issue Joseph Stevens & Company, Inc. two shares of our common stock for each $1.00 in gross proceeds (a total of 165,000 shares of our common stock). We intend to use the net proceeds from this offering to establish additional StarMed Wellness Centers and for general working capital. We have agreed to file a registration statement with the Securities and Exchange Commission covering the shares of common stock, including the shares underlying the warrants, issued in this offering so as to permit the resale thereof.

We had reasonable grounds to believe that each investor was an “accredited investor” within the meaning of Rule 501 of Regulation D. In addition, each investor was provided access to business and financial about our company and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Each certificate evidencing securities issued to the investors included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption from registration. No general solicitation or advertising was used in connection with the transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARMED GROUP, INC.

Date: December 15, 2005	By: /s/ Herman Rappaport
Herman Rappaport, CEO